EXHIBIT 99.1

Gasco
------
Energy



For Release at 8:00 AM EDT on Monday, August 21, 2006
              GASCO ENERGY DRILLING CREWS MAKE HOLE IN RECORD TIME;
                    BLACKHAWK WELLS DRILLED IN 25 AND 28 DAYS


DENVER - (PR Newswire) - August 21, 2006 - Gasco Energy, Inc. (AMEX: GSX) today announced that its most recent two Blackhawk wells have reached total depth (TD) in record time, resulting in a combined savings of $400,000. The reduction to 25 and 28 actual drilling days from a presently budgeted 30 days (for a 12,500' well, drilled out from surface casing) is an integral part of Gasco's cost-reduction initiative which continues to improve per-well economics on its Riverbend Project in Utah's Uinta Basin. Previously, the record time from spud to TD for a Gasco-operated Blackhawk well was 29 days for a well drilled earlier this year. Nearby, another operator has drilled a well to the Blackhawk in as little as 22 days, which the company believes it can achieve and exceed.



------------------ ----------------------- --------------- ------------- ---------------- -------------------- -------------
       Rig                  Well                Area        Spud to TD   Projected Days       Total Depth          Cost
                                                              (Days)          to TD                              savings*
------------------ ----------------------- --------------- ------------- ---------------- -------------------- -------------
   Nabors 611        Uteland State 43-2      Riverbend          25             29               12,325'          $160,000
------------------ ----------------------- --------------- ------------- ---------------- -------------------- -------------
   Nabors 270          Federal 23-19         Riverbend          28             34               12,938'          $240,000
                                                                                                                 --------
                                                                                                                 $400,000
------------------ ----------------------- --------------- ------------- ---------------- -------------------- -------------

     *All-in, per-day drilling costs are currently estimated at $40,000 with 12,500' Blackhawk wells budgeted for 30 days to TD. Per-well cost savings are for drilling only and can further be reduced by continuing to aggressively bid out completion and other services.


In a memo to the crews, Mike Decker, Gasco's COO said: "I would like to congratulate the rig crews and drilling managers of Rigs 611 and 270, as well as the rest of the Gasco team, for getting these wells down so quickly. Improved rig performance combined with markedly better drill bit design and technology allows us to see faster times to TD. Reducing drilling days, an input over which we have some control, is an important part of our goal of reducing the cost of our wells. Only recently, our budgeted drilling days were 33 to 35 days, and now we are beginning to see sub-30-day wells. This is one of the initial results of our Riverbend Project now moving into a developmental drilling stage.
Extrapolated over the course of a full-year drilling program, reduced drilling days will have a meaningful impact on our per-well investment and our per-well economics."

 About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release,

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including,  without  limitation,   statements  regarding  the  Company's  future
financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove
correct  or  that  any  of  the  actions   that  are  planned   will  be  taken.
Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Item 1. of the Company's 2005 Form 10-K filed with the Securities and Exchange Commission on March 3, 2006.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

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